                                   CONSENT
                                      OF
                          CS FIRST BOSTON CORPORATION

                We hereby consent to (i) the inclusion of our opinion letter, dated February 3, 1994, to the Board of Directors of United Water Resources, Inc. ("UWR") as Appendix B to the Joint Proxy Statement and Prospectus of UWR and GWC Corporation ("GWC") relating to the proposed merger of GWC with and into UWR and (ii) all references made to our firm and such opinion in such Joint Proxy Statement and Prospectus under the captions "SUMMARY--Opinions of Financial Advisors--UWR" and "THE MERGER -- Background of the Merger;" "--Recommendations of the Boards of Directors--UWR; and "--Opinions of Financial Advisors--UWR." In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit and we disclaim that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated therender.



                                        By:  /s/ Gordon A. Rich
                                             ---------------------------------
                                                CS FIRST BOSTON CORPORATION



New York, New York
February 3, 1994